UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2016

LRAD Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16990 Goldentop Road

San Diego, California 92127

(Address of Principal Executive Offices)

858-676-1112

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 11, 2016, LRAD Corporation (the “Company”) entered into an agreement (the “Investors Agreement”) with Iroquois Master Fund Ltd. and certain of its affiliates (collectively, the “Investors”) to settle a potential proxy contest pertaining to the election of directors to the Company’s Board of Directors (the “Board”) at its 2016 annual meeting of stockholders (the “2016 Annual Meeting”). Pursuant to the Investors Agreement:

●

The Board will expand the size of the Board to seven (7) directors and appoint Scott L. Anchin and Daniel H. McCollum to fill the vacancies created by the expansion, and the Board will appoint one of Mr. Anchin or Mr. McCollum to each committee of the Board.

●

The Board will nominate Scott L. Anchin, Thomas R. Brown, Laura M. Clague, General John G. Coburn, Daniel H. McCollum and Richard H. Osgood III for election at the 2016 Annual Meeting, will recommend a vote for such nominees and solicit proxies for the election of such nominees at the 2016 Annual Meeting. The Company also agreed to hold the 2016 Annual Meeting no later than July 31, 2016.

●

The Board and each committee of the Board will take all action necessary to cause the Board to have no more than six (6) directors from the 2016 Annual Meeting until the expiration of the Standstill Period (as defined below).

●

The Investors agreed to irrevocably withdraw their letter to the Company expressing an intention to nominate director candidates (the “Nomination Letter”), and the Company agreed to pay to the Investors their legal and advisory fees in connection with the Nomination Letter, up to a maximum of $130,000.

●	The Investors agreed to vote at the 2016 Annual Meeting in favor of the Board nominees and for the other matters recommended by the Board for stockholder approval.

●

The Investors agreed to customary standstill restrictions during the period beginning on the date of the Investors Agreement and ending on the earlier of (a) ten (10) business days prior to the deadline for submission of stockholder nominations for the Company’s 2017 annual meeting of stockholders pursuant to the Company’s bylaws (the “2017 Notification Deadline”) and (b) such date, if any, as the Company breaches the Investors Agreement and such breach has not been cured within fifteen (15) days following written notice of such breach (the “Standstill Period”); which period will be extended if the Company notifies the Investors at least fifteen (15) days prior to the 2017 Notification Deadline that the Board intends to nominate and recommend the election of each of Mr. Anchin and Mr. McCollum (or their replacements, as applicable) as nominees at the Company’s 2017 annual meeting of stockholders on the Company’s slate of director candidates through the earlier of (i) ten (10) business days prior to the deadline for submission of stockholder nominations for the Company’s 2018 annual meeting of stockholders pursuant to the Company’s bylaws and (ii) such date, if any, as the Company breaches the Investors Agreement and such breach has not been cured within fifteen (15) days following written notice of such breach.

●

If either Mr. Anchin or Mr. McCollum is unable to serve on the Board or resigns from the Board (for any reason other than following a breach of the Investors Agreement by the Investors or their affiliates) during the Standstill Period, the Investors are entitled to designate a replacement nominee to be approved by the Nominating and Corporate Governance Committee and appointed to the Board.

The foregoing summary of the Investors Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investors Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

On March 11, 2016, the Company and Thomas R. Brown, the Company’s President and Chief Executive Officer, entered into a Separation Agreement and General Release (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Brown resigned as President and Chief Executive Officer and as a member of the Board of Directors of the Company effective June 30, 2016 (the “Resignation Date”). Mr. Brown will continue to receive his current salary and benefits through the Resignation Date. On the Resignation Date, Mr. Brown will receive a lump sum severance payment in the amount of $566,500, equal to two years of his annual base salary. The Separation Agreement further provides that (a) Mr. Brown will be eligible to receive a bonus under the Company’s annual incentive bonus plan for the Company’s 2016 fiscal year on the date that bonuses under the bonus plan are paid to the Company’s eligible employees, (b) Mr. Brown will be reimbursed for up to 24 months of COBRA coverage premiums and (c) Mr. Brown’s outstanding stock options will be fully vested as of the date that Mr. Brown’s transition and consulting services end and remain exercisable pursuant to the terms thereof until either (i) the twenty-four (24) month anniversary of the Resignation Date, or (ii) the stated expiration date of the applicable option, whichever is earlier in time, at which time all of Mr. Brown’s unexercised options will expire and terminate. The Separation Agreement requires that Mr. Brown provide the Company with certain transition and consulting services for the separation consideration described above and an additional $300 per hour, and that he comply with certain confidentiality, non-disparagement and non-solicitation restrictive covenants. The Separation Agreement also includes a general release by Mr. Brown of claims against the Company.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

On March 14, 2016, the Company issued a press release announcing the signing of the Settlement Investors Agreement, the appointment of Messrs. Anchin and McCollum to the Board, the Separation Agreement and Mr. Brown’s resignation. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 1.01 above, pursuant to the Investors Agreement, on March 11, 2016, the Board increased the size of the Board from five (5) to seven (7) and appointed Messrs. Anchin and McCollum to the Board. Each of Mr. Anchin and Mr. Mr. McCollum will serve until the 2016 Annual Meeting and until his successor is duly elected and qualified. Pursuant to the Investors Agreement, the Company also agreed to nominate six (6) directors, Scott L. Anchin, Thomas R. Brown, Laura M. Clague, General John G. Coburn, Daniel H. McCollum and Richard H. Osgood III, for election as directors at the 2016 Annual Meeting.

On March 11, 2016, Mr. Anchin was appointed to the Audit and Compensation Committees of the Board and Mr. McCollum was appointed to the Nominating and Corporate Governance Committee of the Board.

Except for the Investors Agreement, there is no arrangement or understanding between either of Mr. Anchin or Mr. Mr. McCollum and any other person pursuant to which either of Mr. Anchin or Mr. Mr. McCollum was selected to serve as a director of the Company, and there are not any transactions that would be reportable under Item 404(a) of Regulation S-K. Consistent with the Company’s standard compensation arrangements for non-employee directors, each of Mr. Anchin and Mr. Mr. McCollum will receive (a) an annual cash retainer equal to $25,000, which is paid in equal quarterly installments and is prorated for partial year service, (b) an initial grant of an option to purchase 30,000 shares of the Company’s common stock upon his appointment to the Board and (c) an annual grant of an option to purchase 20,000 shares of the Company’s common stock at each annual meeting of stockholders of the Company at which he is re-elected to the Board.

As described under Item 1.01 above, pursuant to the Separation Agreement, on March 11, 2016, Thomas R. Brown resigned as President and Chief Executive Officer and as a member of the Board of Directors of the Company effective June 30, 2016.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Investors Agreement and the Separation Agreement is hereby incorporated into this Item 5.02 by reference.

Item 5.08	Shareholder Director Nominations.

On March 11, 2016, the Board established May 17, 2016 as the date of the 2016 Annual Meeting. The Board also established March 23, 2016 as the record date for stockholders entitled to receive notice of, and to vote at, the 2016 Annual Meeting.

Because the 2016 Annual Meeting will be held more than 30 calendar days from the date of the Company’s 2015 annual meeting, the Company has established a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2016 Annual Meeting. In order to be considered timely, such proposals must be received at the Company’s principal executive offices at 16990 Goldentop Road, Suite A, San Diego, California 92127, Attention: Corporate Secretary, no later than the close of business on March 24, 2016, and must also comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Additionally, in accordance with the advance notice provisions set forth in the Company’s bylaws, in order for other business to be brought before the 2016 Annual Meeting outside of Rule 14a-8 under the Exchange Act, it must be received at the Company’s principal executive offices no later than the close of business on March 24, 2016, and must also comply with the provisions set forth in the Company’s bylaws and applicable law.

Important Additional Information

This release may be deemed to be solicitation material in respect to the election of directors to the Board of Directors of the Company. The Company will be filing a proxy statement with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at www.sec.gov, or upon written request to the Secretary of LRAD Corporation at 16990 Goldentop Road, Ste. A, San Diego, California 92127.

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the election of directors to the Board of Directors of the Company. Information regarding the interests of participants in the solicitation of proxies in respect of the 2016 Annual Meeting will be included in the Company’s proxy statement to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Investors Agreement, dated March 11, 2016, by and among LRAD Corporation and the investors listed therein.

10.2	Separation Agreement and General Release, dated March 11, 2016, between LRAD Corporation and Thomas R. Brown.

99.1	Press Release, dated March 14, 2016, issued by LRAD Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 14, 2016
LRAD Corporation

	By:	/s/ Katherine H. McDermott
Katherine H. McDermott
Chief Financial Officer